EXHIBIT 99(n)

[PRICEWATERHOUSECOOPERS LOGO]

PricewaterhouseCoopers LLP

300 Madison Avenue

New York NY 10017

Telephone (646) 471 8000

Facsimile (646) 471 8910

April 11, 2005

Securities and Exchange Commission

450 Fifth Street, N. W.

Washington, D. C. 20549

Commissioners:

We are aware that our report dated February 7, 2005 on our review of interim financial information of Apollo Investment Corporation for the three month period ended December 31, 2004 and for the period April, 8, 2004 (commencement of operations) through December 31, 2004 is included in its Registration Statement Dated April 11, 2005.

Yours Very Truly,

/s/ PricewaterhouseCoopers LLP